                                                                     Exhibit 23

                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------

We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 33-59068 dated March 12, 1993, Registration Statement No. 33-46327 dated March 11, 1992, Registration Statement No. 33-44208 dated November 26, 1991, Registration Statement No. 33-41774 dated July 19, 1991, Registration Statement No. 33-38784 dated January 28, 1991, Post Effective Amendment No. 2 to Registration Statement No. 33-10546 dated January 28, 1991, Registration Statement No. 33-37373 dated October 18, 1990, all on Form S-8, and Registration Statement No. 33-52569 dated March 8, 1994 and Registration Statement No. 33-52555 dated March 8, 1994, both on Form S-3, of our report dated January 11, 1995 with respect to the consolidated financial statements of Huntington Bancshares Incorporated and Subsidiaries incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1994.



                                /s/Ernst & Young LLP





Columbus, Ohio
February 28, 1995